UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2007

MCA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-52162
98-0497320
(State or other jurisdiction of incorporation)	(Commission File Number)
(IRS Employer Identification No.)

Suite 628 138 4th Av., S.E. Calgary, Alberta

Canada
T2G 4Z6
(Address of principal executive offices)
(ZIP Code)
Registrant’s telephone number, including area code: (403) 229-2337

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02

RECENT SALES OF UNREGISTERED SECURITIES.

During the period from November, 2006 to February, 2007, we completed an offering of 1,515,000 shares of our common stock.  These shares were sold to a total of twenty-two (22) shareholders for a total consideration of $303,000.  These shares were sold on a private basis, no underwriter was involved with the sales and no commissions were paid in connection with such sales.

All sales were made outside the United States to non-U.S. residents who qualified as "accredited investors."  The securities issued by the Company are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to the "private placement" exemption under Section 4(2) of the Securities Act.  Such transactions did not involve a public offering of securities.  Investors who purchased securities in the private placement had access to information on the Company necessary to make an informed decision.  The Company has been informed that each shareholder is able to bear the economic risk of his investment, they are aware that the securities were not registered under the Securities Act, and they have been notified that the securities cannot be re-offered or re-sold unless the securities are registered or are qualified for sale pursuant to an exemption from registration.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

All purchasers represented in writing that they acquired the securities for their own accounts and not with the view to, or for resale in connection with any distribution.  A legend was placed on each of the stock certificates stating that the securities are restricted, they have not been registered under the Securities Act and they cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

(c)  Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 20, 2007	MCA HOLDINGS CORPORATION

By: /s/ Wai Leung Cheng_________
Wai Leung Cheng, President

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